UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): May 9, 2013

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Hanger Orthopedic Group, Inc.

(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2013, the Board of Directors (the “Board”) of Hanger, Inc. (the “Company”) adopted the Hanger, Inc. Defined Contribution Supplemental Retirement Plan (the “DC SERP”).  The DC SERP is a nonqualified defined contribution plan, for participation by certain executive officers and other senior employees of the Company.

Under the DC SERP, an account will be created for each participant.  The Company may credit a participant’s account with either an amount equal to a specified percentage of the participant’s base salary or a stated flat dollar amount.  Earnings on the credited amounts will be based on the performance of various investment funds selected by the participant.  A participant’s right to receive benefits will generally vest after five continuous years of employment and participation in the DC SERP, five continuous years of employment and the participant having reached age 60, or a termination of employment without cause or for good reason within one year after the Company undergoes a change in its ownership or effective control.  The DC SERP permits participants to elect to receive distributions, which generally become payable only upon a termination of employment with the Company, in either a lump sum or in up to fifteen annual installments.

The foregoing description of the DC SERP is qualified in its entirety by reference to the copy of the DC SERP that is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On May 9, 2013, Thomas F. Kirk, a member of the Board, provided notice to the Chairman of the Board that he does not intend to stand for re-election as a director of the Company following the expiration of his current term at the Company’s 2014 Annual Meeting of Stockholders.  Also on May 9, 2013, Mr. Kirk was elected by the Company’s stockholders to the Company’s Board of Directors for a one-year term to hold office until the Company’s 2014 Annual Meeting of Stockholders, as discussed in more detail in Item 5.07 to this Current Report on Form 8-K.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 9, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders voted on the following proposals:

•                                          the election of Vinit K. Asar, Thomas F. Cooper, Cynthia L. Feldmann, Eric A. Green, Stephen E. Hare, Isaac Kaufman, Thomas F. Kirk, and Patricia B. Shrader to the Company’s Board of Directors for a one-year term to hold office until the Company’s 2014 Annual Meeting of Stockholders and until their successors are elected and qualified;

•                                          to hold a stockholder advisory vote on the compensation of the Company’s named executive officers; and

•                                          to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending December 31, 2013.

As of March 14, 2013, the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, 34,513,913 shares of the Company’s Common Stock were outstanding and eligible to vote.  Approximately 94.6% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for stockholder approval at the Annual Meeting:

Proposal 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Vinit K. Asar	30,437,501	624,121	1,581,429
Thomas P. Cooper	30,425,865	635,757	1,581,429
Cynthia L. Feldmann	30,448,849	612,773	1,581,429
Eric A. Green	27,620,442	3,441,180	1,581,429
Stephen E. Hare	27,932,264	3,129,358	1,581,429
Isaac Kaufman	27,933,166	3,128,456	1,581,429
Thomas F. Kirk	30,436,483	625,139	1,581,429
Patricia B. Shrader	30,448,332	613,290	1,581,429

Proposal 2: Advisory Vote on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
30,659,658	350,272	51,689	1,581,432

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
31,692,193	849,375	101,483	0

Item 8.01                                           Other Events

At the meeting of the Board immediately following the Annual Meeting on May 9, 2013, the Board elected Thomas P. Cooper, M.D. to the position of non-executive Chairman of the Board.  A member of the Board since 1991, Dr. Cooper served as the Company’s lead independent director prior to this election.  Also on May 9, 2013, the Company issued a press release announcing the election of Dr. Cooper as non-executive Chairman of the Board, which press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

10.1                        Hanger, Inc. Defined Contribution Supplemental Retirement Plan, effective May 1, 2013.

99.1                        Press release of Hanger, Inc. dated May 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: May 13, 2013

HANGER, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description
10.1	Hanger, Inc. Defined Contribution Supplemental Retirement Plan, effective May 1, 2013.

99.1	Press release of Hanger, Inc. dated May 9, 2013.